SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                October 27, 2000

                       ACCEPTANCE INSURANCE COMPANIES INC.
             (Exact name of registrant as specified in its charter)


       Delaware                  1-7461                   31-0742926
(State of Incorporation) (Commission File Number)(IRS Employer Identification
                                                            Number)


      222 S. 15th Street, Suite 600 North
              Omaha, Nebraska                                  68102
   (Address of principal executive offices)                  (Zip Code)


                                 (402) 344-8800
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)



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  Item 5.  Other Events.

          (a) The registrant issued the following press release on October 27, 2000:


For Immediate Release

                       ACCEPTANCE INSURANCE COMPANIES INC.
                         ANNOUNCES THIRD QUARTER RESULTS

     (Omaha, Nebraska, October 27, 2000). Acceptance Insurance Companies Inc. (NYSE: AIF) announced today that it will hold a conference call for all interested parties to discuss its third quarter results at 9:30 a.m. (Central) Wednesday, November 8, 2000. The Company will release its results before the market opens on Wednesday, November 8, 2000.

     Interested parties may access the Company's conference call at
212.346.0100 five minutes before the call to insure timely participation.

     PostView is available from 11:30 a.m. (Central) November 8 to 11:30 a.m. (Central) November 9. To access PostView, dial 800.633.8284 or 858.812.6440 and enter reservation number 16696855.

     Acceptance Insurance Companies Inc. is an insurance holding company providing specialized crop, property and casualty insurance products throughout the United States. American Agrisurance, the Company's wholly owned crop insurance marketing subsidiary, is a widely recognized leader in the crop insurance industry.

Contacts:

John E. Martin                              Dwayne D. Hallman
President and Chief Executive Officer       Chief Financial Officer
Acceptance Insurance Companies Inc.         Acceptance Insurance Companies Inc.
800.228.7217                                800.228.7217

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ACCEPTANCE INSURANCE COMPANIES INC.


                                    By   /s/ J. Michael Gottschalk
                                    J. Michael Gottschalk, Chief Legal Officer,
                                    General Counsel and Secretary


                                    October 27
, 2000